AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT

          DATED AS OF MAY 26, 1994 BETWEEN THE INTERPUBLIC
             GROUP OF COMPANIES, INC. AND THE PRUDENTIAL
             INSURANCE COMPANY OF AMERICA ("PRUDENTIAL").


     AMENDMENT NO. 1, dated August 3, 1995 to a Note Purchase Agreement dated as of May 26, 1994 (the "Note Purchase Agreement") between The Interpublic Group of Companies, Inc. (the "Company"), and The Prudential Insurance Company of America ("Prudential"). Capitalized terms used herein without definition have the meanings ascribed to such terms in the Note Purchase Agreement.

Whereas, Prudential is the current holder of the Note issued under the Note Purchase Agreement; now, therefore, the parties agree as follows:

     Section 1. AMENDMENTS. Sections 6C and 10B are hereby amended by deleting the minimum net worth covenant and the definition for the term "Cash Flow"; and replacing them with the following:

          (a) "6C. Minimum Consolidated Net Worth. The Company will not permit Consolidated Net Worth at any time to be less than the sum of (i) $550,000,000 and
               (ii) 25% of the consolidated net income of the Company for all fiscal quarters ending after December 31, 1994 in which consolidated net income is a positive number."

          (b) ""Cash Flow" shall mean the sum of net income (plus any amount by which net income has been reduced by reason of the recognition of post-retirement and post-employment benefit costs prior to the period in which such benefits are paid), depreciation expenses, amortization costs

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               and changes in deferred taxes, PROVIDED that such
               sum shall not be adjusted for any increase or decrease in deferred taxes resulting from Quest & Associates, Inc., a Subsidiary of the Company, investing in a portfolio of computer equipment leases (it being further understood that such increase or decrease in deferred taxes relating to lease investment transactions shall not exceed $25,000,000)."

          ( c) Section 6D is also hereby amended by deleting the word "and" at the end of Section 6D(x), renumbering clause 6D(xi) so that it becomes 6D(xii), and adding a new provision immediately preceding the renumbered 6D(xii) to read in its entirety as follows:

               "(xi) any Lien(s) on any asset of Quest &
               Associates, Inc., a Subsidiary of the Company, created in connection with the August 1995 investment by Quest & Associates, Inc., in a portfolio of computer equipment leases; and".

     Section 2.     MISCELLANEOUS.  Except as specifically
                    amended above, the Note Purchase Agreement shall remain in full force and effect.

     Section 3.     GOVERNING LAW.   This Amendment shall be
                    construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York.

     Section 4. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed as of the date first above written.
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                                   Sincerely,

                                   THE INTERPUBLIC GROUP OF
                                   COMPANIES, INC.

                                   By: ALAN M. FORSTER
                                       ALAN M. FORSTER
                                       Vice President and
                                       Treasurer


                                   THE PRUDENTIAL INSURANCE
                                   COMPANY OF AMERICA

                                   By: GAIL A. McDERMOTT
                                       GAIL A. McDERMOTT
                                       Vice President
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